EXHIBIT 10

LEASE AGREEMENT

    THIS LEASE AGREEMENT made as of the 28th day of February, 2000, by and between THE RICE FAMILY LIMITED PARTNERSHIP, an Idaho Limited Partnership (hereafter "Owner"), and LITHIA REAL ESTATE, INC., an Oregon Corporation (hereafter "Tenant");

    IN CONSIDERATION OF the mutual covenants and conditions contained herein, the parties agree as follows:

ARTICLE I.

PREMISES

    1.01.  Real Property.  The Owner owns the real property and improvements described on "Exhibit A" attached hereto and made a part hereof (hereafter "Premises"), which, as specified in Section 1.02, below, shall be leased to the Tenant.

    1.02.  Agreement to Lease.  The Owner leases to the Tenant and the Tenant leases from the Owner the Premises described on Exhibit A upon the terms set forth in this Lease.

ARTICLE II.

TERM

    2.01.  Lease Term.  The initial term (hereafter "Initial Term") of this Lease shall commence on February 28, 2000 (hereafter "Commencement Date"), and shall continue thereafter until midnight, February 28, 2010.

    2.02.  Options to Extend.  The Tenant shall have the options to extend the term of this Lease as described on "Exhibit B" attached hereto and made a part hereof. As hereafter used in this Lease, "term" shall mean the Initial Term as specified in Section 2.01, above, and the Extension Terms described on Exhibit B.

ARTICLE III.

RENT

    The Tenant shall pay to the Owner, as rent for the Premises, the following amounts, determined and payable in the manner and at the times set forth, to-wit:

    3.01.  Deposit.  No security deposit shall be required of the Tenant; provided that if the Owner serves upon the Tenant more than one (1) notice of default under Article XVIII, below, for material defaults, which material defaults are not disproved by the Tenant, then the Tenant shall pay to the Owner, on demand, the amount of $38,000.00 as security for the Tenants performance of this Lease. The Owner may use all or any part of the security deposit for the payment of any loss or damage occasioned by the Tenant's default. If any portion of the security deposit is so used, the Tenant shall, upon receipt of notice, deposit cash with the Owner in an amount sufficient to restore the security deposit to its original amount. No interest shall be paid on the security deposit and the Owner shah not be required to keep it separate from the Owner's general fund. Upon full and timely performance of the Tenant's obligations under this Lease, the security deposit (or remaining balance thereof) shall be returned to the Tenant at the expiration of the term and after the Tenant has vacated the Premises. If the Owner sells the Premises, the security deposit shall be transferred to the Owner's successor, in which event the Tenant agrees that the Owner shall thereafter be released from all liability.

    3.02.  Annual Rent.  The Tenant shall pay to the Owner, as annual rent (hereafter "Annual Rent"), without abatement, off-set or deduction of any kind unless expressly allowed by this Lease, the amount of $456,000.00, payable in equal monthly installments of $38,000.00, payable in advance on the first (1st) day of each calendar month. If the Commencement Date of the Initial Term of this Lease is a day other than the first (1st) day of a calendar month, the Annual Rent payable for the first (1st) calendar month of the Initial Term shall be prorated on a per diem basis for the remaining days of that month. All rent shall be in lawful money of the United States of America.

    3.03.  Rent Escalation.  The Annual Rent specified in Section 3.02, above, shall be periodically adjusted as set forth on "Exhibit C" attached hereto and made a part hereof.

    3.04.  Additional Rent.  All other amounts which, pursuant to this Lease, are to be paid by the Tenant to or on behalf of the Owner shall be considered "additional rent" for all purposes under this Lease.

    3.05.  Place of Payment.  Until otherwise directed by the Owner in writing, the Tenant shall deliver all notices and pay all rent to the order of the Owner at the address set forth in Article XXI, below.

    3.06.  Late Charges.  The Tenant acknowledges that the late payment of any installment of the Annual Rent to the Owner will cause the Owner to incur costs not contemplated by this Lease, the exact amount of which the Owner is not capable of determining. Accordingly, if any monthly installment of the Annual Rent payable by the Tenant to the Owner under this Lease shall not be received by the Owner within ten (10) days after the Owner delivers a written notice to the Tenant of the Owner's non-receipt of a monthly installment of the Annual Rent within ten (10) days after its due date, the Tenant shall pay to the Owner a late charge equal to ten percent (10%) of such overdue monthly installment of the Annual Rent. Further, and in addition to any late charges, any sums (including Annual Rent) payable by the Tenant to the Owner under the terms of this Lease which shall be past due for a period of thirty (30) or more days, shall bear interest from the due date to the date payment is received by the Owner at the rate of one and one-half percent (1.5%) per month. Acceptance of a late charge by the Owner or interest on overdue amounts shall not constitute a waiver of the Tenant's default with respect to such overdue amount nor prevent the Owner from exercising any other rights or remedies granted hereunder. No payment by the Tenant of an amount less than that then due shall be deemed or construed other than a part payment on account of the most recent rent due, if so elected by the Owner, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed to create an accord and satisfaction.

    3.07.  Net Lease.  The parties intend that this shall be a net lease and that all rent payable by the Tenant to the Owner shall be net of all costs and expenses relating to the Premises, and that all such costs and expenses paid or incurred during the term of this Lease including, but not limited to, ad valorem real property taxes, insurance, utilities, repairs and maintenance shall be paid by the Tenant, unless otherwise expressly provided to the contrary in this Lease.

ARTICLE IV.

USE OF PREMISES

    4.01.  Use.  The Premises shall be used by the Tenant for the following purposes: an automobile dealership for the sale of new and used vehicles and the servicing thereof and uses related thereto. Any different use by the Tenant shall first require the prior written consent of the Owner, which consent shall not be unreasonably withheld, conditioned or delayed, provided that it shall not be unreasonable for the Owner to withhold consent to such different use if it would (i) be in breach of any restrictions applicable to the Premises, (ii) involve, as a principal part of the use, the storage, use or disposal of any material or substance which is then classified as "hazardous" or "toxic" by any law or regulation, (iii) require any rezoning of all or any portion of the Premises, (iv) adversely affect the reputation or image of the Premises, as reasonably determined by the Owner, or (v) require the Owner to perform any alterations to the

Premises by reason of any applicable law, code or regulation. The provisions concerning hazardous waste and material set forth in "Appendix 1" attached hereto are hereby made a part of this Lease.

    4.02.  Legal Compliance.  The Tenant's use of the Premises shall be in full compliance with all statutes, ordinances, rules, regulations and laws of governmental authorities applicable to the Premises. The Tenant shall not do anything which will create a nuisance or a danger to persons or property. The Tenant shall not maintain any item on or do anything in or about the Premises which would make such insurance unobtainable.

    4.03.  Waste.  The Tenant shall not use the Premises in any manner that will constitute waste nor shall the Tenant allow the same to be committed thereon.

    4.04.  Electrical Requirements.  If the Tenant installs upon the Premises any electrical equipment which causes an overload on the electrical service to the Premises, the Tenant shall, at the Tenant's cost and expense, make the necessary changes to comply with the requirements of insurers, the providing utility company and any government authorities having jurisdiction thereover. Nothing herein shall be deemed to constitute the Owner's consent to such overloading.

    4.05.  Disposal of Refuse.  The Tenant shall store all trash and garbage within the Premises and shall arrange for and bear the expense of prompt and regular removal of trash and garbage from the Premises.

    4.06.  Suitability.  The Tenant acknowledges that neither the Owner nor any agent of the Owner has made any representations or warranty with respect to the Premises, except as provided in Section 8.04, below, or concerning their suitability for the uses intended by the Tenant. The Owner does represent to the Tenant that the Premises are properly zoned under the applicable ordinances of Boise, Idaho, for the use of the Premises as described in Section 4.01, above. In addition, the Tenant acknowledges that the Owner has not agreed to undertake any modification, alteration or improvement to the Premises except as may be provided to the contrary in this Lease. The taking of possession of the Premises by the Tenant shall conclusively establish that the same were at the time in a satisfactory condition unless within ninety (90) days after the date of possession the Tenant shall give to the Owner a written notice specifying in reasonable detail the respects in which the Premises were not in a satisfactory condition, provided, that, with respect to latent defects, such period for written notice thereof shall be one (1) year.

ARTICLE V.

QUIET ENJOYMENT

    The Owner agrees that the Tenant, upon paying the rent and performing the terms of this Lease, shall quietly have, hold and enjoy the Premises during the term hereof.

ARTICLE VI.

UTILITIES

    The Tenant shall pay for all heat, air conditioning, water, light, power and/or other utility service, including garbage and trash removal and sewerage disposal, including all hook-up fees or charges in connection therewith, used by the Tenant in or about the Premises during the term of this Lease. In addition, the Tenant shall pay for all standby charges, maintenance, repair, replacement and inspection service for the fire sprinkler system, if any. The Owner shall not be liable for any interruption or failure in the supply of any utility or service to the Premises unless caused by the Owner.

ARTICLE VII.

TAXES AND ASSESSMENTS

    7.01.  Payment of Taxes and Assessments.  The Tenant shall pay all personal property taxes assessed against the Tenant's fixtures, equipment and inventory. In addition, the Tenant shall pay to the Owner all ad valorem real property taxes and assessments levied and assessed against the whole of the Premises, including the land comprising the Premises, said payment by the Tenant to the Owner to be paid within ten (10) days after the delivery by the Owner to the Tenant of a copy of the applicable tax bill and a signed certification from the Owner that such taxes have been paid by the Owner. Taxes and assessments payable to the Owner shall be prorated for the first (1st) and the last years of the term of this Lease. Notwithstanding the foregoing, if the ad valorem real property taxes levied and assessed against the Premises are increased as the direct and proximate result of the sale of the Premises by the Owner to a third party, the Tenant shall not be obligated to pay that portion of the ad valorem real property taxes which represent such increase.

    7.02.  Right to Contest.  The Tenant, at the Tenant's expense, shall have the right to contest the amount or validity of all or any part of the ad valorem real property taxes and assessments required to be paid by the Tenant hereunder provided, however, that the Tenant shall indemnify the Owner against any loss or liability by reason of such contest. Notwithstanding such a contest, all taxes otherwise payable by the Tenant shall be paid when due and payable but any refund thereof by the taxing authority shall be the property of the Tenant.

    7.03.  New Taxes.  The Tenant shall pay directly or reimburse the Owner promptly upon demand, as the Owner shall direct, any and all taxes and other charges payable by the Owner to any governmental entity (other than net income, estate and inheritance taxes) whether or not now customarily paid or within the contemplation of the parties hereto, by reason of or measured by the rent payable under this Lease or allocable to or measured by the area or value of the Premises or upon the use and occupancy by the Tenant of the Premises or levied for services rendered by or on behalf of any public, quasi-public or governmental entity.

ARTICLE VIII.

MAINTENANCE AND REPAIR OF PREMISES

    8.01.  Tenant's Obligation.  The Tenant shall at all times keep the Premises in good order, condition and repair, including periodic painting of the exterior and interior of the Premises. The Tenant's duty to maintain includes the maintaining of all portions of the Premises including, but not limited to, structural components, roof, the exterior and the interior of entrances, doors and windows; exterior and interior walls; utility meters; all lighting, heating, air conditioning, electrical and plumbing facilities, equipment and fixtures; all floor and window coverings; ceilings and all other interior portions of the Premises; all landscaping, fencing, sprinkler system and parking lot; and shall keep all sidewalks, parking areas and services areas which are part of the Premises in good repair and clear of dirt, rubbish, snow and ice.

    The Tenant shall, at the Tenant's cost, cause all existing asphalt surfaced areas comprising the Premises to be seal-coated and re-striped each three (3) years during the term of this Lease, provided, however, with respect to any paved areas on which the asphalt is replaced by the Tenant during the term of this Lease, such seal-coating and re-striping shall be performed on an "as needed" basis.

    8.02.  Owner's Obligation.  It is understood and agreed that the Owner shall be under no obligation to make any repairs, alterations, renewals, replacements or improvements to and upon the Premises at any time, excepting only in the event of a breach of the Owner's representation and warranty set forth in Section 8.04. below.

    8.03.  Failure to Repair.  If the Tenant refuses or neglects to make repairs and/or maintain the Premises, or any part thereof, in a manner required under this Lease, the Owner shall have the right, upon giving the Tenant written notice of the Owner's election to do so, and the failure of the Tenant to make such repairs or perform such maintenance within fifteen (15) days after receipt of such written notice, to make such repairs or perform such maintenance of behalf of and for the account of the Tenant. In such event, such work shall be paid for by the Tenant additional rent and shall be due promptly upon receipt of a bill therefor. No exercise by the Owner of any rights herein reserved shall entitle the Tenant to any damage for any injury or inconvenience occasioned thereby nor to any abatement of rent.

    8.04.  Owner's Representation and Warranty re: Condition.  The Owner represents and warrants to the Tenant that on the Commencement Date of the Initial Term of this Lease (i) the heating and air-conditioning system(s) and equipment, (ii) the electrical and plumbing facilities, (iii) the structural portions of the building(s) comprising the Premises, and (iv) the roof(s) of such building(s), are in good condition and repair. The obligations of the Owner under this Section with respect to the representations and warranties contained herein shall terminate and end, and be of no further force or effect, in accordance with the following: (a) after the first (1st) ninety (90) days of the Initial Term with respect to the items described in (i) and (ii), above, and (b) after the initial twelve (12) months of the Initial Term of this Lease with respect to the items described in (iii) and (iv), above.

ARTICLE IX.

INSURANCE

    9.01.  Comprehensive Liability Insurance.  The Tenant shall purchase and maintain in force with an insurance carrier reasonably acceptable to the Owner a policy of comprehensive liability insurance covering the Premises and all operations of the Tenant in or about the Premises for bodily injury liability and property damage liability for limits of liability not less than: (i) $500,000.00 each occurrence (combined single limit for bodily injury and property damage); (ii) $500,000.00 for personal injury liability; (iii) $5007000.00 aggregate for products-completed operations; (iv) $1,500,000.00 general aggregate; and (iv) $50,000,000.00 umbrella coverage with respect to each of the foregoing, with a deductible of not more than $25,000.00 unless the Tenant and/or the Guarantor of the Tenant's obligations under this Lease have an unencumbered net worth of at least $100,000,000.00 (hereafter "Tenant/Guarantor's Net Worth"), in which case the deductible shall be not more than $100,000.00. Said policy shall insure against any and all liability of the Tenant and Owner with respect to the Premises. Said insurance shall name the Owner as an additional insured and shall specifically insure the performance by the Tenant of the indemnity agreement(s) contained in this Lease. The Tenant shall furnish the Owner with a certificate of such insurance annually, which certificate shall name the Owner and any mortgagee of the Premises as additional insureds and shall provide for at least twenty (20) day prior written notice to the Owner before cancellation or modification. Failure of the Tenant to renew or replace such insurance at least thirty (30) days prior to the expiration date thereof shall constitute a material default under this Lease. Not more frequently than every ten (10) years during the term of this Lease, if, in the opinion of the Owner based on industry and local standards, the amount of public liability and property damage insurance required to be provided by the Tenant is at that time not adequate, the Tenant shall increase the insurance coverage as reasonably determined by the Owner to be adequate.

    9.02.  Casualty Insurance.  The Tenant shall purchase and maintain insurance on the insurable improvements comprising the Premises against damage by fire and the perils now specified in the most current standard extended coverage endorsement in an amount equal to at least ninety percent (90%) of the replacement cost of the insurable improvements with guaranteed full replacement cost, exclusive of the cost of excavations, foundations and footings, together with insurance against sprinkler damage, vandalism and malicious mischief. Such insurance shall include coverage for rent loss in the event of damage or destruction unless the Tenant/Guarantor's Net Worth is more than $100,000,000.00, in which event the Tenant shall have the right to self-insure such rent loss coverage. In addition, the insurance to be provided by the Tenant shall include coverage against loss or damage from flood, earthquake, and a changes in ordinance or law endorsement. The deductible under said policy of insurance shall be not more than $25,000.00 unless the Tenant/Guarantor's Net Worth is more than $100,000,000.00, in which case the deductible shall be not more than $100,000.00. The Owner and any mortgagee designated by the Owner shall be named as loss payees under said policy. The insurance provided for herein may be brought within the coverage of a blanket policy(s) of insurance carried and maintained by the Tenant.

    9.03.  Premises Facilities Furnished and Installed by Tenant and Personal Property.  The Tenant shall purchase and maintain in force insurance covering all of the items comprising the Tenant's leasehold improvements, trade fixtures, equipment and personal property from time-to-time in, on or upon the Premises in an amount not less than their full replacement cost from time-to-time, providing protection against any peril included within the classification "fire and extended coverage," together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief.

    9.04.  Plate Glass.  The Tenant shall be responsible for the maintenance, repair or replacement of any plate glass on or in the Premises but shall have the option to either insure the risk or to self-insure the same.

    9.05.  Petroleum Storage Tank Insurance.  If the Tenant installs upon the Premises any above-ground or below-ground storage tanks for the storage of petroleum products, the Tenant shall purchase and keep in force and effect for the full term of this Lease an Idaho Petroleum Clean Water Trust Fund Petroleum Storage Tank Policy issued by the Idaho Petroleum Storage Tank Fund of the Idaho State Insurance Fund (hereafter "Petroleum Tank Insurance"), providing coverage against costs of corrective action resulting from the release of petroleum on the Premises, said Petroleum Tank Insurance shall specifically insure the Owner and the Tenant in an amount which is the greater of (i) $1,000,000.00, or (ii) the maximum amount of coverage offered by the insurer, with a deductible which is the lesser of (iii) $10,000.00, or (iv) the minimum deduction required by law. The Petroleum Tank Insurance policy shall be written with the Owner and the Tenant as the primary insureds.

    9.06.  Policy Form.  All policies of insurance provided for herein shall be issued by insurance companies with a general policyholder's rating of not less than B+ (or equivalent rating if such are changed) as rated in the most current available "Best's Insurance Reports" and qualified to do business in the State of Idaho, provided, that if the Tenant/Guarantor's Net Worth is less than $100,000,000.00, the insurance to be provided by the Tenant under this Lease shall be issued by insurance companies with a general policyholder's rating of not less than A-. Executed copies of the policies of insurance to be provided by the Tenant, or certificates thereof, shall be delivered to the Owner within ten (10) days after the Commencement Date of the Initial Term of this Lease and thereafter within thirty (30) days prior to the expiration of the term of each policy. All public liability and property damage policies shall contain a provision that the Owner, although named as an additional insured, shall nevertheless be entitled to recover under such policies for any loss occasioned by the Owner, or the employees, agents, contractors or invitees of the Owner. When any such policy shall expire or terminate, a like renewal or additional policy shall be purchased and maintained by the Tenant. All policies of insurance provided by the Tenant shall be written as primary policies, not contributing with or in excess of coverage which the Owner may carry, and shall contain a provision that the insurer shall give to the Owner twenty (20) days prior notice in writing of any cancellation or lapse or of any reduction in the amounts of insurance. The Tenant shall be responsible for the purchase of the insurance required under this Lease to be provided by the Tenant from a financially responsible insurance company(s), it being agreed that in the event of the insolvency of the insurance company(s) selected by the Tenant or if, for any other reason, such insurance company(s) are unable to pay the full amount of any claim, the Tenant shall be liable for the payment of such claim to the extent not paid by the insurer(s).

    9.07.  Failure of Tenant to Insure.  In the event the Tenant shall fail to purchase and keep in force any of the insurance required of the Tenant in this Article, the Owner may, but shall not be required to, purchase and keep in force the same, in which event the Tenant shall reimburse the Owner the full amount of the Owner's expense with respect thereto, said reimbursement to be made within ten (10) days after demand for such reimbursement by the Owner. The election by the Owner to purchase said insurance on behalf of the Tenant shall not constitute a curing of the default occasioned by the Tenant's failure nor be an election of remedies otherwise available to the Owner.

    9.08.  Waiver of Subrogation.  The Owner and the Tenant mutually waive their respective rights of recovery against each other for any loss to the extent insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance to the extent of the insurance proceeds paid or payable by reason of the injury or loss covered thereby.

    9.09.  Non-Liability of Owner.  The Owner shall not be liable for (i) any bodily or personal injury to any person(s) arising from or occurring on the Premises, unless caused by the active negligence or intentional act of the Owner or the Owner's employees, agents or contractors, (ii) any damage to or loss, by theft or otherwise, of property of the Tenant or of others located on the Premises, or (iii) injury or damage to property resulting from fire, explosion, sprinklers, falling plaster, steam, gas, electricity, water, rain, snow or leaks from the pipes, appliances, plumbing, street or subsurface, or from any other place or from dampness. The Tenant assumes the risk of all property kept or stored on the Premises and shall hold the Owner harmless from any claims arising out of damage to the same. The Tenant shall give prompt notice to the Owner in case of fire or accidents on or in the Premises or defects thereon or therein. The Tenant agrees to indemnify, defend and hold the Owner harmless from any and all claims of and damages for such bodily and personal injury and property loss.

ARTICLE X.

DESTRUCTION OF PREMISES

    10.01.  Fully Tenantable.  If the Premises are damaged by fire or other casualty (occurrence), but are not thereby rendered untenantable, in whole or in part, the Tenant shall cause such damage to be repaired and the rent shall not be abated. The Owner agrees that, to the extent proceeds from insurance are paid to the Owner, the Owner shall reimburse the Tenant for the actual costs paid by the Tenant to repair such damage.

    10.02.  Partially Untenantable.  If the Premises shall be rendered partially untenantable by reason of such occurrence, the Tenant shall promptly cause the damage to be repaired and the Premises restored to the condition and specifications which existed immediately prior to such occurrence in accordance with plans and specifications approved by the Owner, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding such partial untenantability, the rent shall not be abated unless the Tenant has purchased rent loss insurance pursuant to Section 9.02, above, in which case the rent shall be abated in an amount equal to the amount of rent loss insurance paid or payable to the Owner by reason of such occurrence. The Owner agrees that, to the extent proceeds from insurance are paid to the Owner, the Owner shall reimburse the Tenant for the actual costs paid by the Tenant to repair such damage.

    10.03.  Totally Untenantable.  If the Premises shall be rendered wholly untenantable by reason of such occurrence, the Tenant shall promptly cause such damage to be repaired and the Premises restored to the condition and specifications which existed immediately prior to such occurrence in accordance with plans and specifications approved by the Owner, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding such total untenantability, the rent shall not be abated unless the Tenant has purchased rent loss insurance pursuant to Section 9.02, above, in which case the rent shall be abated in an amount equal to the amount of rent loss insurance paid or payable to the Owner by reason of such occurrence. The Owner agrees that, to the extent proceeds from insurance are paid to the Owner, the Owner shall reimburse the Tenant for the actual costs paid by the Tenant to repair such damage.

    10.04.  Minimum Remaining Term.  Notwithstanding the foregoing, either the Owner or the Tenant shall have the right to cancel and terminate this Lease if the term (exclusive of the option to extend the term if unexercised by the Tenant as of the date of the occurrence) shall not have at least two (2) years remaining from the date of occurrence to the date of expiration. In the event the Owner exercises the right to terminate this Lease under this Section, the Tenant shall have the right, exercisable within thirty (30) days after the date of the Tenant's receipt of a written notice from the Owner exercising the Owner's right to terminate this Lease, as provided herein, to exercise an option to extend the term of this Lease (if such is otherwise available to the Tenant) in which event the Owner's termination of this Lease under this Section shall be void and of no further force or effect. In the event this Lease is terminated under this Section, the Tenant shall have no obligation to repair the Premises and all insurance proceeds paid or payable by reason of such occurrence shall be the sole property of the Owner.

ARTICLE XI.

EMINENT DOMAIN

    11.01.  Definition of Taking.  If the Premises are acquired or damaged by the exercise of the right of eminent domain or by the change of grade of adjacent street(s) or other activity by a public authority, whether or not such damage involves a physical taking of any portion of the Premises, this shall be considered a taking. If the extent of the taking is so material that such renders the Premises no longer suitable for the purpose of the tenancy, as reasonably determined by the Tenant, this shall be considered a total taking. Any other taking shall be considered a partial taking.

    11.02.  Total Taking.  In the case of a total taking, this Lease shall terminate at the date the Premises are rendered unsuitable for the purposes of the tenancy and all compensation therefor whether fixed by agreement or judicial award shall be allocated between the Owner and the Tenant in accordance with their interests, provided, that the Tenant shall be entitled to all amounts that are specifically allocated as compensation for actual expenses incurred by the Tenant for moving the Tenant's fixtures, stock in trade and inventory and as compensation for the taking of the Tenant's fixtures and leasehold improvements which belong to the Tenant and which Tenant has a right to remove at the expiration of the term of this Leases.

    11.03.  Partial Taking.  In case of a partial taking and if this Lease is not terminated, the Owner shall repair the Premises in accordance with plans and specifications approved by the Tenant, but the Owner shall not be obligated to expend for such repairs an amount greater than the compensation received from the condemning authority. In case of any partial taking, all compensation paid by the condemning authority in connection with the taking, whether fixed by agreement or judicial award,, shall be paid to the Owner and the Tenant as provided in Section 11.02, above, and if this Lease is not terminated as above provided, the Annual Rent shall be reduced proportionately on the basis which the square footage of that portion of the Premises taken bears to the total square footage of leasable area in the Premises. There shall be no reduction of rent if the taking does not involve a taking of any portion of the building located on the Premises or materially affect the Tenant's use of the Premises for the purposes described herein.

ARTICLE XII.

ALTERATIONS

    12.01.  Consent Required.  No alterations shall be made to the Premises without the prior written consent of the Owner, which consent shall not be unreasonably withheld, conditioned or delayed, provided, that the Tenant shall have the right after the Tenant commences its occupancy of the Premises, without the prior consent of the Owner, to make an alteration(s) which costs less than $5,000.00 and which does not alter or affect the structural components of the Premises, including the roof. As a condition of granting said consent, the Owner shall have the right to require the Tenant to provide a payment and performance bond for the full cost of said alterations. The Tenant shall indemnify, save and hold the Owner and the

Premises harmless from and against any and all claims, liens and other charges in connection with any such approved alterations. All approved alterations shall be performed at the sole cost of the Tenant in compliance with all applicable statutes, ordinances, codes and regulations. Upon the expiration of the term of this Lease, the alterations shall be considered a part of the Premises and remain therein unless the Owner, at the time of the granting of the consent to such alterations, shall have required their removal, in which event the alterations shall be promptly removed by the Tenant and the Premises restored to substantially the condition existing prior to such alterations. The granting of the consent by the Owner as provided herein shall not constitute the appointment of the Tenant as the agent of the Owner with respect to the approved alterations. The Tenant shall timely perform, at the Tenant's sole cost, in a good workmanlike manner, all alterations and/or repairs to the Premises required by any federal, state or local building, fire, life-safety or similar law, ordinance, code or regulation adopted or amended after the Commencement Date of this Lease and applicable to the Premises, or required by reason of any alteration to the Premises performed by the Tenant or a change in the Tenant's use of the Premises, even though such alteration(s) and/or change in use may be consented to by the Owner.

    12.02.  Trade Fixtures.  Trade fixtures, equipment and other personal property which are installed in the Premises by the Tenant and are not permanently affixed to the walls, ceilings, floors or other part thereof shall remain the property of the Tenant and, providing the Tenant is not in default under this Lease, they may be removed by the Tenant at any time during the term of this Lease provided that the Tenant promptly repairs all damage resulting from the installation or removal and fully restores the Premises.

ARTICLE XIII.

SIGNS

    No exterior sign costing more than $2,500.00 shall be erected or installed by the Tenant without the prior written consent of the Owner, which consent shall not be unreasonably withheld, conditioned or delayed. The Owner hereby approves all signs which are on the Premises at the Commencement Date of this Lease. Prior to the installation of any new exterior sign requiring the Owner's consent, the Tenant shall submit to the Owner such plans, specifications and other information concerning the proposed sign as required by the Owner. After installation of any approved exterior sign(s), the Tenant shall maintain the same in good condition and repair at all times and upon expiration or earlier termination- of this Lease, the Tenant shall repair all damage caused by such erection, installation, maintenance or removal. All signs installed by the Tenant shall be in accordance with applicable local ordinances concerning which the Owner makes no representation. The Tenant shall not remove, relocate or alter any of the existing pylon signs located on the Premises, except for the sign panels thereon, which removal, relocation or alteration may result in the loss of the "grandfather rights" to have and maintain such pylon signs on the Premises under the applicable local ordinances.

ARTICLE XIV.

INDEMNIFICATION

    14.01.  By Tenant.  The Tenant agrees to indemnify and hold the Owner, the Owner's employees, agents, contractors, licensees and invitees (hereafter "Indemnified Party"), harmless against all actions, claims, demands, costs, damages or expense of any kind on account thereof, including attorney's fees and costs of defense, which may be brought or made against the Indemnified Party, or which the Indemnified Party may pay or incur, by reason of the Tenant's use and occupancy of the Premises or the Tenant's failure to perform this Lease, which indemnity obligations shall survive the expiration or earlier termination of this Lease.

    14.02.  By Owner.  The Owner agrees to indemnify and hold the Tenant, the Tenant's employees, agents, contractors, licensees and invitees (hereafter "Indemnified Party") harmless against all actions, claims, demands, costs, damages or expenses of any kind on account thereof, including attorney's fees and costs of defense, which may be brought or made against the Indemnified Party, or which the Indemnified Party may pay or incur, by reason of the Owner's failure to perform this Lease, which indemnity obligations shall survive the expiration or earlier termination of this Lease.

ARTICLE XV.

LIENS

    15.01.  Liens Prohibited.  The Owner and the Tenant shall pay or cause to be paid all costs and expenses for the work done by the Owner or the Tenant or caused to be done by the Owner or the Tenant on the Premises, and both the Owner and the Tenant shall keep the Premises free and clear of all liens of whatever kind or nature including, but not limited to, labor and material liens. Each party shall indemnify, save and hold the other party and the Premises harmless against any liability, loss, damage, cost, attorney's fees and all other expenses on account of any prohibited lien.

    15.02.  Judgment on Lien.  Immediately upon entry of a judgment in any action in which the Owner or the Tenant contests any prohibited lien, if such judgment shall establish the validity of the lien, or any part thereof, and within fifteen (15) days after the filing of any lien for record which the Owner or the Tenant, as the case may be, does not contest, the party responsible for such lien shall fully pay and discharge such judgment or lien and the responsible party shall reimburse the other party upon demand for any and all loss, damage and expense, including reasonable attorney's fees which the other party may suffer or incur by reason thereof.

    15.03.  Failure to Pay Lien.  If the Owner or the Tenant shall default in the paying of a prohibited lien and a suit to foreclose the same is filed and if the party responsible for such lien has not given the other party acceptable security to protect the other party against any loss, damage and expense with respect to such lien, the other party may, but shall not be required to, pay the lien and any costs and the amount so paid, together with reasonable attorney's fees incurred in connection therewith, shall be immediately paid by the party responsible for such lien together with interest thereon at the highest legal rate.

ARTICLE XVI.

ASSIGNMENT, SUBLETTING AND MORTGAGING

    16.01.  Restriction.  The Tenant shall not, either voluntarily or by operation of law, transfer, assign, sublet, pledge, encumber, enter into license or concession agreements, change ownership or hypothecate this Lease or the Tenant's interest in and to the Premises or otherwise transfer (hereafter "transfer") this Lease or all any part of the Tenant's leasehold estate in the Premises without first obtaining the written consent of the Owner, which consent shall not be unreasonably withheld provided that the use of the Premises shall be as described in Section 4.01, above. If the use of the Premises shall change following such transfer, the Owner may withhold consent if the Owner refuses to consent to such change in use under Section 4.01, above. Any transfer of this Lease, the leasehold estate created hereby, or the Premises or any portion thereof, either voluntarily or involuntarily, whether by operation of law or otherwise, without the prior written consent of the Owner, shall be null and void and shall, at the option of the Owner, constitute a default under this Lease. The Owner reserves the right to refuse to give such consent unless the Tenant and all guarantors of the Tenant's obligations under this Lease remain fully liable during the unexpired term of this Lease. The Owner further reserves the right to refuse to give such consent if, in the Owner's reasonable discretion and opinion, (i) be in breach of any restrictions applicable to the Premises, (ii) involve the storage, use or disposal of any material or substance which is then classified as "hazardous" or "toxic" by any law or regulation, (iii) adversely affect the reputation or image of the Premises, as reasonably determined by the Owner, or (iv) require the Owner to perform any alterations to the Premises by reason of any applicable law, code or regulation, unless the Tenant agrees to reimburse the Owner the full costs of such alterations. The Tenant agrees to pay to the Owner the Owner's reasonable attorney's fees and other necessary costs incurred in connection with the processing and documentation of any such requested transfer of this Lease or the Tenant's interest in and to the Premises, said reimbursement not to exceed $1,500.00. The consent by the Owner to any assignment or subletting by the Tenant shall not, unless expressly agreed by the Owner in writing to the contrary, relieve the Tenant of any obligations under this Lease, whether accruing before or after such assignment or subletting. The consent by the Owner to any assignment or subletting shall not constitute a waiver of the requirement to obtain the Owner's consent to subsequent assignments or sublettings. Each assignee or subtenant shall expressly assume in writing all obligations of the Tenant under this Lease, provided, that each assignee or sublessee shall, by taking possession of the Premises, be deemed to have expressly assumed all obligations of the Tenant under this Lease and shall remain jointly and severally liable with the Tenant for the full and timely performance of this Lease.

    16.02.  Subsequent Modifications.  The assignment of this Lease by the Tenant with the consent of the Owner shall, without being specifically so stated or agreed, constitute the express agreement by the Tenant that subsequent modifications of this Lease by the Owner and the assignee shall not (i) require the prior consent or approval of the Tenant (assignor), or (ii) release or relieve the Tenant (assignor) from liability hereunder, provided that if such modifications increase the rent or other obligations of the Tenant hereunder or in any way negatively affect the rights of the Tenant hereunder, the Tenant's (assignor's) rights and liability shall be determined by the terms of this Lease as the same existed on the date of assignment.

    16.03.  Sublease Rent.  Except for a sublease to an Affiliate (as defined in Section 16.04, below), if the Tenant subleases the Premises at a rent in excess of the rent reserved by the Owner hereunder, the Owner shall have the right to refuse consent thereto unless fifty percent (50%) of all such excess rent to be paid by the sublessee is agreed to be, and is, paid to the Owner and such condition is expressly agreed to be a reasonable limitation upon the Tenant's right to sublease the Premises.

    16.04.  Assignment or Sublease to Affiliate.  Notwithstanding the foregoing, the Tenant shall have the right, without the prior written consent of the Owner, to (i) assign its interest in this Lease to an Affiliate (defined below), or (ii) sublease all or any part of the Premises to an Affiliate, provided, that (a) the Tenant and such Affiliate execute a written Assignment and Assumption Agreement or Sublease Agreement, as the case may be, meeting the requirements of this Section and an fully executed counterpart thereof is delivered to the Owner within ten (10) days after the effective date thereof, (b) the Affiliate agrees in a writing, for the benefit of the Owner, to be bound by all of the terms, conditions and covenants of this Lease, and (c) the Tenant and all guarantors of the Tenant's obligations under this Lease remain principally liable and responsible for, and complies with, all obligations of the "Tenant" under this Lease. As used herein, the term "Affiliate" shall mean (1) an entity which is a successor to the Tenant by either merger or consolidation or pursuant to a sale of all or substantially all of the Tenant's assets or stock, or (2) an entity controlled by, or under common control with, or controlling, the Tenant. For purposes of the foregoing, "controlled by" or "under common control with" or "controlling" shall mean, for any entity, the power and right to direct or cause the direction of management or policies of an entity through ownership of voting securities, contracts, partners, membership or otherwise.

ARTICLE XVII.

SUBORDINATION AND FINANCING

    The Tenant shall, upon the request of the Owner, subordinate this Lease and the Tenant's rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any extensions or replacements thereof, now or hereafter placed, charged or enforced against the Owner's interest in this Lease and the leasehold estate hereby created, or the Premises, and deliver such documents as may be required to effectuate such subordination. In the event the Tenant shall fail, neglect or refuse to execute and deliver any such document within ten (10) days after receipt of written notice so to do and the receipt by the Tenant of the document(s) to be executed by it, the Tenant hereby irrevocably appoints the Owner, and the Owner's successors and assigns, the true and lawful attorney-in-fact of the Tenant to execute and deliver any and all such documents for arid on behalf of the Tenant. In connection with such subordination, the Owner shall obtain the agreement in writing of the mortgagee or the beneficiary named in such mortgage, deed of trust or other encumbrance, for the benefit of the Tenant, that so long as the Tenant is not in default under this Lease, the rights of the Tenant hereunder shall not be terminated or modified.

ARTICLE XVIII.

DEFAULT

    18.01.  Events of Default.  Time is expressly made of the essence of this Lease. At any time during the term of this Lease and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal, which has or may have the effect of preventing the Tenant from complying with the terms of this Lease, if the Tenant shall:

  (a)
  fail to occupy the Premises or, once occupied, if the Tenant shall vacate or abandon the Premises for a period of thirty (30) consecutive days without providing reasonable and adequate security for the protection of the Premises;

  (b)
  fail to pay any installment of the Annual Rent when due which failure continues for a period of ten (10) days following the delivery by the Owner to the Tenant of a written notice of such failure;

  (c)
  fail to timely observe or perform the Tenant's other covenants, agreements or obligations hereunder within thirty (30) days following written notice delivered to the Tenant, which notice shall specify the matter(s) then in default; provided that additional time reasonably required to cure the matter(s) in default shall be allowed so long as the Tenant is diligently pursuing all actions required to cure the matter(s) for which a default is claimed under this subsection (c); or

  (d)
  file or have filed against it in any court, pursuant to any statute, either in the United States or of any other state, a petition in bankruptcy or insolvency, or for reorganization or for appointment of a receiver or trustee of all or a substantial portion of the property owned by the Tenant or if the Tenant makes an assignment for the benefit of creditors, or any execution or attachment shall be issued against the Tenant or all or a substantial portion of the Tenant's property, whereby all or any portion of the Premises covered by this Lease or any improvements thereon shall be taken or occupied or attempted to be taken or occupied by someone other than the Tenant, except as may herein be otherwise expressly permitted, and such adjudication, appointment, assignment, petition, execution or attachment shall not be set aside, vacated, discharged or bonded within thirty (30) days after the determination, issuance or filing of the same; the same shall constitute a default by the Tenant of this Lease. In the event of a default under subsection (d) hereof, which by reason of applicable federal or state law cannot be enforced in accordance with the terms of this Lease, the provisions concerning Bankruptcy or Insolvency contained in "Appendix 2," attached hereto and made a part hereof, shall become operative and shall be binding on the parties.

    18.02.  Termination.  In the event of a default by the Tenant, the Owner, in addition to any other remedy or remedies available to the Owner at law or in equity, shall have the immediate right, but not the obligation, to terminate this Lease and all rights of the Tenant hereunder by giving the Tenant written notice of the Owner's election to terminate. In the event that the Owner shall elect to so terminate this Lease, said election by the Owner shall, without being so expressly stated, be deemed an election by the Owner to terminate the Tenant's right of possession only and an acceleration of all future rents payable under this Lease to be immediately due and payable, if such acceleration shall be required to permit the Owner to enforce any of the rights and remedies hereafter provided. In the event of such termination (and acceleration), the Tenant agrees to pay to the Owner and the Owner shall have the right to recover from the Tenant the following:

  (a)
  The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

  (b)
  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss the Tenant proves could have been reasonably avoided; plus

  (c)
  The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; plus

  (d)
  Any other amount necessary to compensate the Owner for all detriment, expense, loss or damage, including, but not limited to, all costs and expenses to re-lease or sublet the Premises, including the cost of alterations and remodeling required by a new tenant, attorneys' fees and real estate commissions paid or payable for this Lease or to re-lease or sublet the Premises, proximately caused by the Tenant's failure to perform its obligations under this Lease, plus

  (e)
  At the Owner's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time-to-time by applicable law.

    As used in this Article, the term "rent" shall be deemed to be and to mean the Annual Rent and all other sums required to be paid by the Tenant pursuant to the terms of this Lease.

    As used in subsections 18.02(a), (b) and (c), above, the "worth at the time of award" is computed by allowing interest or discounting, as the case may be, at the rate equal to the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

    18.03.  Termination—Re-Entry.  In the event of the termination of this Lease by the Owner hereunder, the Owner shall also have the right to re-enter the Premises and remove therefrom all persons and property.

    18.04.  Enforcement.  In the event of a default by the Tenant under this Lease, if the Owner does not elect to terminate this Lease as provided in this Article, the Owner may at any time, and from time-to-time, without terminating this Lease, enforce all of the Owner's rights and remedies under this Lease, or allowed by law or equity, including the right to recover all rent as it becomes due. The enforcement by the Owner of any rights or remedies provided in this Article, or allowed by law or equity, shall not constitute the election by the Owner to terminate this Lease unless such election is in a writing signed by the Owner (or Owner's authorized agent) and delivered to the Tenant.

    18.05.  Non-Termination—Re-Entry.  In addition to the other rights of the Owner herein provided, the Owner shall have the right, without terminating this Lease, at its option, to terminate the Tenant's right of possession and re-enter and retake possession of the Premises, and all improvements thereon, and collect rents from any subtenants and/or sublet in the name of the Owner or the Tenant the whole or any part of the Premises for the account of the Tenant, upon any terms or conditions determined by the Owner. In the event of such subleasing, the Owner shall have the right to collect any rent which may become payable under any sublease, and apply the same first to the payment of expenses incurred by the Owner in dispossessing the Tenant and in subletting the Premises, including attorneys' fees, real estate commissions, repairs, alterations or remodeling and, thereafter, to the payment of the rent herein required to be paid by the Tenant, in fulfillment of the Tenant's covenants hereunder; and the Tenant shall be liable to the Owner for the rent herein required to be paid, less any amount actually received by the Owner from a sublease and, after payment of expenses incurred, applied on account of the rent due hereunder. In the event of such election, the Owner shall not be deemed to have terminated this Lease by taking possession of the Premises unless notice of termination, in writing, has been given by the Owner to the Tenant.

    18.06.  Security Deposits.  If the Owner terminates this Lease because of the default of the Tenant as provided in this Article, or if the Owner exercises its right of possession under Section 18.05, above, without terminating this Lease, the Tenant shall immediately transfer to the Owner all security deposits previously paid to the Tenant by subtenants having a right to occupy the Premises at the date of said termination.

    18.07.  Additional Security.  As additional security for the Tenant's performance of this Lease, the Tenant hereby assigns and sets over to the Owner, as security for the performance of the Tenant's obligations under this Lease, all subleases entered into by the Tenant with respect to the Premises, and all rents due or to become due under said subleases, subject to the right of the Tenant, by license granted to the Tenant by the Owner, to collect and retain said rents, so long as the Tenant is not in default under this Lease.

    18.08.  Right of Entry—Lien for Performance.  In addition to any other rights of the Owner as provided in this Article, upon the default of the Tenant, the Owner shall have the right to enter the Premises, change the locks on doors to the Premises and exclude the Tenant therefrom and, in addition, take and retain possession of any property on the Premises owned by or in the possession of the Tenant as and for security for the Tenant's performance. The Tenant hereby grants to the Owner a lien under §45-108, Idaho Code, on all of said property, which lien shall secure the future performance by the Tenant of this Lease. No property subject to said lien shall be removed by the Tenant from the Premises so long as the Tenant is in default of any monetary obligations under this Lease. No action taken by the Owner in connection with the enforcement of its rights as provided in this Article shall constitute a trespass or conversion and the Tenant shall indemnify, save and hold the Owner harmless from and against any such claim or demand on account thereof.

    18.09.  Mitigation.  Nothing herein contained shall relieve the Owner from the obligation to make reasonable efforts to mitigate the loss or damage occasioned by a default of the Tenant, provided that said obligation to mitigate shall not relieve the Tenant of the burden of proof as required in this Article or otherwise affect the rights and remedies available to the Owner in the event of a default by the Tenant as provided in this Article, or otherwise allowed by law or equity. Nothing herein contained shall obligate the Owner to mitigate rental loss by re-letting the Premises so long as the Owner has other similar premises vacant or by re-letting the Premises to a new tenant whose use of the Premises would be undesirable in the judgment of the Owner or whose use would be in violation of any contractual obligations of the Owner.

ARTICLE XIX.

OWNER'S ENTRY ON PREMISES

    19.01.  Right of Entry.  The Owner, and the Owner's authorized representatives, shall have the right to enter the Premises at all reasonable times for any of the following purposes:

  (a)
  To determine whether the Premises are in good condition and whether the Tenant is complying with this Lease;

  (b)
  To make any necessary repairs or perform any maintenance with respect to the Premises, which repairs or maintenance are the obligations of the Owner as provided in this Lease;

  (c)
  To serve, post and keep posted any notices required or allowed under the provisions of this Lease;

  (d)
  To post "for sale or for lease" signs during the last three (3) months of the term of this Lease, or during any period while the Tenant is in default, and, as a condition to the right of the Owner to the posting of "for sale" signs, the Owner has complied with the terms of the Right of First Offer to Purchase Real Property of even date herewith between the Owner and the Tenant; and

  (e)
  To show the Premises to prospective brokers, agents, buyers or tenants, at any time during the term of this Lease.

    19.02.  No Liability.  Except as otherwise expressly provided to the contrary in this Lease or caused by the gross negligence or intentional act of the Owner, the Owner shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of the Owner's entry on the Premises as provided herein provided, however, the Owner shall conduct its activities on the Premises as allowed herein in a manner that will cause the least possible inconvenience, annoyance or disturbance to the Tenant.

ARTICLE XX.

WAIVER

    The waiver by the Owner or the Tenant of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of any past, present or future breach of the same or any other term, covenant or condition of this Lease. The acceptance of rent by the Owner hereunder shall not be construed to be a waiver of any term of this Lease. No payment by the Tenant of a lesser amount than shall be due according to the terms of this Lease shall be deemed or construed to be other than a part payment on account of the most recent rent due nor shall any endorsement or statement on any check or letter accompanying any payment be deemed to create an accord and satisfaction.

ARTICLE XXI.

NOTICES

    Any notice or demand required to be or otherwise given under this Lease shall be deemed given and delivered on the date when addressed as follows and (i) personally delivered, (ii) deposited with the United States Postal Service, registered or certified mail, postage prepaid and properly addressed, return receipt requested, (iii) sent via a recognized over-night courier service such as Federal Express or United Parcel Service provided that proof of delivery is obtained, or (iv) sent via facsimile provided that the original of the notice so sent by facsimile is delivered to the intended recipient in the manner described in (i), (ii) or (iii), above, within three (3) days after the date of the facsimile:

OWNER	TENANT
The Rice Family Limited Partnership 2320 N. Towerview Lane Boise, Idaho 83702 Facsimile No.: (208) 342-1122	Lithia Real Estate, Inc. 360 E. Jackson St. Medford, Oregon 97501 Attention: Sidney B. Deboer Facsimile No.: (541) 776-6477
with copy to:	with copy to:
Robert F. Rice 2222 N. Longview Place Boise, Idaho 83702 Facsimile No.:	Kenneth E. Roberts Foster Pepper & Shefelman, LLP 101 SW Main Street, Fifteenth Floor Portland, Oregon 97204-3223 Facsimile No.: (800) 601-9234

    Either party shall have the right to change its above address or facsimile number by notice in writing delivered to the other party in accordance with the provisions of this Article.

ARTICLE XXII.

HOLDING OVER

    Should the Tenant continue to occupy the Premises, or any part thereof, after the expiration or earlier termination of this Lease, whether with or against the consent of the Owner, such tenancy shall be from month-to-month. In the event of such a holding over, the obligation of the Tenant shall be the same as were in effect at the date of said expiration or termination provided, however, that the Annual Rent to be paid by the Tenant to the Owner shall, at the date the hold-over term commences, be increased to an amount equal to one hundred twenty-five percent (125%) of the Annual Rent in force and effect for the last month of the term expired or terminated.

ARTICLE XXIII.

ATTORNEYS' FEES AND COSTS

    23.01.  General Default.  If either party shall default in the payment to the other party of any sum of money specified in this Lease to be paid or if either party shall default with respect to any other obligations in this Lease, all attorneys' fees incurred by the other party shall be paid by the defaulting party and if said sum is collected or the default is cured before the commencement of a suit thereon, as a part of curing said default, reasonable attorneys' fees incurred by the other party shall be added to the balance due and payable or, in the case of a non-monetary default, shall be reimbursed to the other party upon demand.

    23.02.  Litigation.  In the event that either party to this Lease shall interpret or enforce any of the provisions hereof by any action at law or in equity, the unsuccessful party to such litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorney's, accountant's and appraiser's fees incurred therein by the prevailing party, including all such costs and expenses incurred with respect to an appeal and such may be included in the judgment entered in such action.

ARTICLE XXIV.

CHANGES REQUESTED BY INSTITUTIONAL LENDER

    The Tenant hereby agrees that if the institutional permanent mortgagee making the loan for the financing or refinancing of the Premises shall requires as a condition to making any loan secured by such mortgage that the Tenant consent to modifications of this Lease, then the Tenant agrees that it will enter into a written agreement with the Owner, in recordable form, making the modifications that are requested by such lender, provided that such changes are reasonable and non-material. However, in no circumstances shall the Tenant be required to make any agreement that results in any of the following: changes the Premises demised; increases the rent; abridges or changes the term; requires the expenditure of funds by the Tenant which the Tenant is not obligated to expend under the terms of this Lease; or in any other manner enlarges the Tenant's obligations or diminishes the Tenant's rights under this Lease or reduces the Owner's obligations hereunder.

ARTICLE XXV.

SURRENDER OF PREMISES

    25.01.  Condition.  Upon the expiration or earlier termination of this Lease, the Tenant shall quit and surrender possession of the Premises to the Owner in as good order and condition as the same are at the Commencement Date of the Initial Term of this Lease or hereafter may be improved by the Owner or the Tenant, reasonable wear and repairs which are the Owner's obligations excepted. The Tenant shall, without expense to the Owner, remove or cause to be removed from the Premises all debris, rubbish, furniture, equipment, business and trade fixtures, free-standing cabinetwork, movable partitions and other articles of personal property owned by the Tenant (exclusive of any items described in Section 25.03, below) and all similar items of any other persons claiming under the Tenant, and the Tenant shall, before expiration of termination, repair all damage to the Premises resulting from such removal and otherwise restore the Premises.

    25.02.  Abandoned Property.  If the Owner shall re-enter the Premises as provided in Article XVIII, above, or as otherwise provided in this Lease, any property of the Tenant not removed by the Tenant upon the expiration of the term of this Lease (or within seven (7) days after a termination by reason of the Tenant's default), as provided in this Lease, shall be considered abandoned and the Owner may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of the Tenant, and if the Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, the Owner may sell any or all of such property at public or private sale in such manner and at such times and places as the Owner, in its sole discretion, may deem proper, without notice to or demand upon the Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale as follows: First, to the cost and expenses of such sale, including reasonable attorneys' fees incurred; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to the Owner from the Tenant under any of the terms hereof; and fourth, the balance, if any, to the Tenant. The provisions hereof shall be without prejudice to the Owner to exercise any other rights over the Tenant's property on the Premises as provided elsewhere in this Lease or allowed by law.

    25.03.  Permanent Property.  All fixtures, equipment, alterations, additions, improvements and/or appurtenances attached to or built into the Premises prior to or during the term of this Lease, whether by the Owner at its expense or at the expense of the Tenant, or both, shall be and remain part of the Premises and shall not be removed by the Tenant at the end of the term unless otherwise expressly provided for in this Lease. Such fixtures, equipment, alterations, additions, improvements and/or appurtenances shall include, but shall not be limited to: all floor coverings, drapes, paneling, molding, doors, vaults, plumbing systems, electrical systems, lighting systems, silencing equipment, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes and any special flooring or ceiling installations.

ARTICLE XXVI.

MISCELLANEOUS

    26.01.  Estoppel Certificate.

  (a)
  Each party (hereafter "Certifying Party") shall, at any time upon not less than ten (10) days' prior written notice from the other party (hereafter "Requesting Party"), execute, acknowledge and deliver to the Requesting Party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, and (ii) acknowledging that there are not, to the Certifying Party's knowledge, any uncured defaults on the part of the Requesting Party hereunder, or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective assignee or encumbrancer of the Tenant's interest hereunder, or a purchaser or encumbrancer of the Premises, as the case may be.

  (b)
  The Certifying Party's failure to deliver such statement within said time shall be conclusive upon the Certifying Party (i) that this Lease is in full force and effect, without modification except as may be represented by the Requesting Party, (ii) that there are no uncured defaults in the Requesting Party's performance and (iii) that not more than an amount equal to one (1) month's rent has been paid in advance.

  (c)
  If the Owner desires to finance or refinance the Premises, the Tenant hereby agrees to deliver to any lender designated by the Owner such financial statements of the Tenant as may be reasonably required by such lender. All such financial statements shall be received by the Owner in confidence and shall be used only for the purpose herein set forth.

    26.02.  Transfer of Owner's Interest.  In the event of a sale or conveyance by the Owner of the Premises, other than a transfer for security purposes only, the Owner shall be relieved from all obligations and liabilities accruing thereafter on the part of the Owner, provided that any funds in the hands of the Owner at the time of transfer in which the Tenant has an interest, shall be delivered to the successor of the Owner. This Lease shall not be affected by any such sale and the Tenant agrees to attorn to the purchaser or assignee provided all the Owner's obligations hereunder are assumed in writing by the transferee. Notwithstanding the foregoing, the Owner shall not be released or relieved from any obligation which may arise during the initial twelve (12) months of the Initial Term of this Lease with respect to the representation and warranty of the Owner as set forth in Section 8.04, above.

    26.03.  Warranty Re: Financial Statement(s).  The Tenant signing this Lease and each guarantor of this Lease represents, warrants and certifies to the Owner that any financial statement or other financial information given to the Owner prior to or during the term of this Lease is true, accurate and correct and truly and accurately represents the financial condition of the Tenant or the guarantor(s), as the case may be, as of the date indicated. The Tenant and the guarantor(s) acknowledge that said financial statement(s) and information were given to the Owner to induce the Owner to execute or continue this Lease and was relied upon by the Owner in so doing.

    26.04.  Limitation of Owner's Liability.  The obligations of the Owner under this Lease do not constitute personal obligations of the Owner or its successors or assigns and the Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of the Owner or its successors or assigns for satisfaction of any liability under this Lease, provided, that the limitation of the Owner's liability as provided herein shall be of no force or effect if, at the time of the Tenant's attempted enforcement of a judgment obtained against the Owner for the Tenant's damages resulting from the Owner's breach of this Lease, the Owner's unencumbered equity in the Premises is less than thirty percent (30%) of the then fair market value of the Premises. The limitation of the Owner's liability under this Lease shall not apply to liability of the Owner to the Tenant under Appendix 1 to this Lease.

    26.05.  Notice of ADA Violations.  Within ten (10) days after receipt, the Owner and the Tenant shall advise the other party in writing, and provide the other party with copies of any notices claiming or alleging violation of the Americans with Disabilities Act of 1990 (hereafter "ADA") relating to the Premises, or any claim made or threatened in writing regarding noncompliance with the ADA and relating to the Premises, or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to the Premises.

    26.06.  Construction.  All parties hereto have either (i) been represented by separate legal counsel, or (ii) have had the opportunity to be so represented. Thus, in all cases, the language herein shall be construed simply and in accordance with its fair meaning and not strictly for or against a party, regardless of which party prepared or caused the preparation of this Lease.

    26.07.  Severability.  If any term or provision of this Lease shall be any extent be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law; and it is the intention of the parties that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall be interpreted to have the meaning which renders it valid.

    26.08.  Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, court orders, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, government controls, enemy or hostile government action, civil commotion, fire or other casualty and other causes beyond the reasonable control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage except the obligations imposed with regard to rent and other charges to be paid by the Tenant pursuant to this Lease.

    26.09.  Interest on Past Due Obligation.  Except as provided to the contrary elsewhere in this Lease, any amount due to the Owner and not paid within thirty (30) days of the due date shall bear interest at one and one-half percent (1.5%) per month, not to exceed, however, the highest legal rate of interest, from the due date. Payment of such interest shall not excuse or cure any default by the Tenant under this Lease.

    26.10.  Corporate Authority.  Each individual executing this Lease on behalf of the corporate Tenant represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation enacted as required by the By-Laws of said corporation and that this Lease is binding upon said corporation in accordance with its terms.

    26.11.  Succession.  This Lease and all obligations contained herein shall be binding upon and shall inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto, provided, however, that any assignment of this Lease or any part hereof shall be subject to the provisions of Article XVI, above.

    26.12.  Short Form Memorandum.  Neither party shall record this Lease but, instead, the parties shall execute and record the Short Form Memorandum of this Lease in the form attached hereto as "Exhibit D" and made a part hereof.

    26.13.  General.  The words "Owner" and "Tenant," as used herein, shall include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Owner or Tenant, the obligations hereunder imposed upon the Owner or the Tenant, including the obligations under any guaranty of the Tenant's obligations under this Lease, shall be joint and several; as to a Tenant which consists of husband and wife, or if the guarantors of this Lease are a husband and wife, the obligations shall extend individually to their sole and separate property as well as community property. The term "Owner" shall mean only the owner or owners at the time in question of the fee title or the holder of a tenant's interest in a ground lease, if any, of the Premises. The obligations contained in this Lease to be performed by the Owner shall be binding only during the Owner's respective period of ownership, except for the obligations of the Owner under Section 8.04, above, and Appendix 1 to this Lease.

    26.14.  Article Headings.  The article headings, titles and captions used in this Lease are for convenience only and are not part of this Lease.

    26.15.  Counterparts.  This Lease may be executed in any number of counterparts, and once so executed by all parties each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one (1) Lease. A facsimile of a signature page evidencing the signature of a party(s) to this Lease shall constitute an original signature(s).

    26.16.  Entire Agreement.  This Lease, including the exhibits attached hereto, and the Right of First Offer to Purchase Real Property of even date herewith, contains the entire agreement between the parties as of this date concerning the subject matter hereof and supercedes any and all prior agreements, oral or written, between the parties concerning the subject matter hereof. The execution hereof has not been induced by either party, or any agent of either party, by representations, promises or undertakings not expressed herein and, further, there are no collateral agreements, stipulations, covenants, promises, inducements or undertakings whatsoever between the respective parties concerning the subject matter of this Lease or the Premises which are not expressly contained herein.

    IN WITNESS WHEREOF the parties have hereunto executed this Agreement the day and year first above written.

OWNER:		TENANT:
THE RICE FAMILY LIMITED PARTNERSHIP		LITHIA REAL ESTATE, INC.

By:	/s/ Robert L. Rice General Partner	By:	/s/ Vice President